UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                                -----------------

                                    FORM 8-K

                                 CURRENT REPORT

     Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

        Date of Report (Date of earliest event reported): March 31, 2005

                                -----------------

                          TEMECULA VALLEY BANCORP INC.
             (Exact name of Registrant as specified in its charter)

          California                                            46-0476193
       (State or other          (Commission File Number)     (I.R.S. Employer
jurisdiction of incorporation)                            Identification Number)

              27710 Jefferson Avenue
                     Suite A100
                Temecula, California                              92590
     (Address of principal executive offices)                   (Zip code)

       Registrant's telephone number, including area code: (909) 694-9940

                                 Not Applicable
          (Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

|_| Written communications pursuant to Rule 425 under the Securities Act
    (17 CFR 230.425)

|_| Soliciting material pursuant to Rule 14a-12 under the Exchange Act
    (17 CFR 240.14a-12)

|_| Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

|_| Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 4.01 - Changes in Registrant's Certifying Accountant

Although Vavrinek, Trine, Day & Co., LLP ("Vavrinek") has audited the accounts of the Bank since 1996 and of our Company since its creation in mid-2002, we agreed with Vavrinek that we would engage a firm for the 2005 fiscal year that has more resources to match our anticipated growth and operating complexity as well as several accelerated filer clients with stock that is publicly traded, like us. This decision was approved by our audit committee and our board. Vavrinek has never issued to us an adverse opinion or a disclaimer of opinion, nor has there been, at any time, any disagreements on any matter of accounting principals or practices, financial statement disclosure, or auditing scope or procedure, or otherwise. Vavrinek will continue to assist us for several months until we retain a successor firm. We have not selected an independent registered public accounting firm for the 2005 fiscal year.

Attached to this filing is a letter from Vavrinek addressed to the Commission stating that Vavrinek agrees with the statements concerning the reasons for changing accountants, as set forth in this filing.




                                    SIGNATURE

         Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


                                        TEMECULA VALLEY BANCORP INC.


Date: April 1, 2005                     By:   /s/ DONALD A. PITCHER
                                            --------------------------------
                                            Donald A. Pitcher
                                            Chief Financial Officer

April 1, 2005



Securities and Exchange Commission
Washington, D.C. 20549

Dear Sirs/Madams:

We were previously the independent registered public accounting firm for Temecula Valley Bancorp, Inc.

We have read the Company's statements included in Item 4.01 of its Form 8-K dated March 31, 2005, and are in agreement with the statements contained therein.

Sincerely,

/s/ David L. Dayton
--------------------
David L. Dayton, Partner
for Vavrinek, Trine, Day & Co., LLP

DLD:jm